UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2019

FIRST COLUMBIA DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3020 Bridgway, Ste 505, Sausalito, CA	94965
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 415-300-6144

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[   ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2019, Andres Fernandez Acosta, Chairman of the Board and a director of the Company tendered his resignation from both positions effective immediately. Such resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Christopher A. Hansen, Chief Executive Officer and a director of the Company, has assumed the additional responsibilities of Chairman of the Board.

On April 22, 2019 Neil Kleinman resigned as a director of the Company. Such resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Kenneth Lord was appointed as a Director on April 26, 2019. He has over 25 years of investor relationship roles, across the Ventura Exchange, TSX and US markets.

As a pioneer of the cannabis industry, he has a unique 360-degree view of this dynamic industry. Mr. Lord’s experience in venture capitalism ranges from fundraising and investor relations to pre-public and early-stage financing. He has been engaged in the listing of numerous post-public companies. Recent ongoing consultations include Origin House (OH:CNX), Planet 13 (PLTH:CNX), PharmaCielo (PCLO:TSXV) and Trichome Financial.

In 2017, Mr. Lord founded CaniBrands Inc. with a team of partners. CaniBrands is a consumer brands company capitalizing on the largest legal cannabis market in the world, California, while innovating products for today’s and tomorrow’s consumer. With the pulse on the market and a focus on innovation, CaniBrands is a trusted source for premium THC and CBD products.

From 2015 to 2017, Mr. Lord was engaged with National Access Cannabis (NAC) from its infancy stages in numerous leadership roles, including Vice President of Corporate Development. He was driving accelerated adoption of NAC’s proven model. The core of the model involves medical clinics spread across the country setting a gold standard in cannabinoid therapy. NAC has now moved into retail dispensing and has the largest footprint of any private or public cannabis retailer in Canada. Mr. Lord was heavily involved in creating and proving this model. He also played a key role in opening new partnerships and retail locations.

Leveraging a grassroots family forestry and agriculture business, Mr. Lord pivoted Lord’s Forestry Enterprises into a forerunner in the cannabis industry. His depth of knowledge across agriculture production, cultivation and distribution at the national and international export levels grounds his strategic approach with practical realities in the thriving cannabis industry.

Section 8 - Other Events

At a Board Meeting held on April 26, 2019, the |Board approved a series of resolutions intended to reposition the  Company, including liquidation of the Company’s Colombian assets, repositioning the Company’s business to enhance shareholder value, and upgrading the Company’s listing from the Pink Sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Colombia Development Corp.

/s/Christopher Hansen
Christopher Hansen
CEO, Principal Executive Officer

Date: April 26, 2019